Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report on Form 10-Q of Actelis Networks, Inc. (the “Company”) for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yoav Efron, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Company’s Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2023	By:	/s/ Yoav Efron
Yoav Efron
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)